Exhibit 99.1
PRESS RELEASE
Source: Handy & Harman Ltd.

Handy & Harman Ltd. Reports First Quarter Financial Results and Outlook for 2013

WHITE PLAINS, N.Y., May 2, 2013 - Handy & Harman Ltd. (NASDAQ(CM): HNH); ("HNH" or the "Company"), a diversified global industrial company, today announced operating results for the first quarter ended March 31, 2013. They are summarized in the following paragraphs. For a full discussion of the results, please see the Company's Form 10-Q, which can be found at www.handyharman.com.

HNH reported net sales of $158.9 million for the quarter, as compared to $156.7 million for the same period of 2012. Income from continuing operations before tax and equity investment was $2.3 million in the first quarter of 2013, as compared to $7.8 million in the 2012 period. Net income for the first quarter of 2013 was $8.0 million, or $0.61 per basic and diluted common share, as compared to net income of $5.1 million, or $0.40 per basic and diluted common share for the same period in 2012.

The principal reason for the decrease in income from continuing operations before tax and equity investment was the recording of expenses totaling $6.5 million in the first quarter of 2013 associated with the Company's previously announced election to redeem all of its outstanding 10% subordinated secured notes due 2017. Net income for the first quarter of 2013 reflects net income from discontinued operations totaling $9.5 million associated with the Company's divestiture of substantially all of the assets and existing operations of its Continental Industries business unit.

HNH generated Adjusted EBITDA of $17.7 million for the first quarter of 2013, as compared to $16.7 million for the same period in 2012, an increase of $0.9 million, or 5.7%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

The Company currently anticipates, based on current information, full-year 2013 net sales and Adjusted EBITDA in the ranges of $640 million to $783 million, and $78 million to $96 million, respectively. The Company's outlook for the second quarter of 2013 is for net sales between $174 million and $211 million, and Adjusted EBITDA between $20 million and $25 million. These forecasts include the expected operating results from our acquisition of substantially all of the assets of Wolverine Joining Technologies, LLC, which is further described in the Company's Current Reports on two Form 8-K filings; on April 18, 2013, and April 29, 2013.

Financial Summary

	Three Months Ended
(in thousands except per share)	March 31,
	2013	2012
Net sales	$158,888	$156,713
Gross profit	44,963	41,569
Gross profit margin	28.3%	26.5%
Operating income	11,340	10,844
Income from continuing operations before tax and equity investment	2,310	7,849
Tax provision	916	3,129
Loss from associated company, net of tax	2,837	—
(Loss) income from continuing operations, net of tax	(1,443)	4,720
Net income from discontinued operations	9,458	377
Net income	$8,015	$5,097
Basic and diluted income per share of common stock
Net income per share	$0.61	$0.40

Segment Results

Income Statement Data	Three Months Ended
(in thousands)	March 31,
	2013	2012
Net sales:
Joining Materials	$44,530	$47,839
Tubing	24,893	25,791
Engineered Materials	53,692	49,690
Arlon	21,304	20,005
Kasco	14,469	13,388
Total net sales	$158,888	$156,713
Segment operating income:
Joining Materials	$5,747	$5,614
Tubing	3,810	3,545
Engineered Materials	4,150	3,898
Arlon	3,091	2,529
Kasco	1,291	1,157
Total segment operating income	18,089	16,743
Unallocated corporate expenses and non-operating units	(5,488)	(5,311)
Unallocated pension expense	(1,274)	(612)
Gain from asset dispositions	13	24
Operating income	11,340	10,844
Interest expense	(8,446)	(3,848)
Realized and unrealized (loss) gain on derivatives	(439)	898
Other expense	(145)	(45)
Income from continuing operations before tax and equity investment	$2,310	$7,849

Supplemental Non-GAAP Disclosures

Adjusted EBITDA	Three Months Ended
(in thousands)	March 31,
	2013	2012
(Loss) income from continuing operations, net of tax	$(1,443)	$4,720
Add (Deduct):
Loss from associated company, net of tax	2,837	—
Tax provision	916	3,129
Interest expense	8,446	3,848
Unrealized loss (gain) on embedded derivatives related to sub-notes	793	(641)
Non-cash derivative and hedge gain on precious metal contracts	(354)	(257)
Non-cash adjustment to precious metal inventory valued at LIFO	(350)	553
Depreciation and amortization	4,216	3,774
Non-cash pension expense	1,274	612
Non-cash stock-based compensation	1,190	670
Other items, net	153	323
Adjusted EBITDA	$17,678	$16,731

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA." The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about HNH, its business, and its financial condition. The Company defines Adjusted EBITDA as income or loss from continuing operations before the effects of gains or losses from investment in associated company, realized and unrealized gains or losses on derivatives, interest expense, taxes, depreciation and amortization, LIFO liquidation gains or losses, and non-cash pension expense, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting, and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized and unrealized losses on derivatives, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect gains or losses from the Company's investment in associated company;

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on derivatives and any LIFO liquidations of its precious metal inventory;

•	Adjusted EBITDA does not reflect the Company's interest expense;

•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include non-cash charges for pension expense, stock-based compensation, and asset impairments;

•	Adjusted EBITDA does not include discontinued operations; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing HNH.

The Company reconciles Adjusted EBITDA to income or loss from continuing operations, net of tax, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

About Handy & Harman Ltd.

Handy & Harman Ltd. is a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves. Through its operating subsidiaries, HNH focuses on high margin products and innovative technology and serves customers across a wide range of end markets. HNH's diverse product offerings are marketed throughout the United States and internationally.

HNH's companies are organized into five businesses: Joining Materials, Tubing, Engineered Materials, Arlon, and Kasco.

The Company sells its products and services through direct sales forces, distributors, and manufacturer's representatives. HNH serves a diverse customer base, including the construction, electronics, telecommunications, home appliance, transportation, utility, medical, semiconductor, aerospace, military electronics, and automotive markets. Other markets served include blade products and repair services for the food industry.

The Company is based in White Plains, N.Y., and its common stock is listed on the NASDAQ Capital Market under the symbol HNH. Website: www.handyharman.com

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect HNH's current expectations and projections about its future results, performance, prospects, and opportunities. HNH has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, HNH's need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, the possible volatility of the Company's stock price, and the potential fluctuation in its operating results. Although HNH believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2012, for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, HNH undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

CONTACT:	Michael McNamara, Director of Public and Investor Relations
(212) 520-2356
mmcnamara@handyharman.com